UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2004

HEALTHTRAC, INC.

(Exact Name of Registrant as Specified in its Charter)

Canada	000-14356	91-1353658

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Island Drive, Suite 105, Redwood City, CA 94065

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 631-5800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTORS
SIGNATURES

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTORS

     On March 23, 2004, the Company announces Raymond Mol is no longer a member of the Company’s Board of Directors. The Governance and Nominating Committee accepts Mr. Mol’s resignation from the Board, effective immediately, as a result of his not participating in Company affairs or communicating with the Company over the preceding fifteen months and the Company’s current litigation against Mr. Mol on behalf of the Company.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

HEALTHTRAC, INC.
Date: March 23, 2004	By:	/s/ EDWARD W. SHARPLESS
Edward W. Sharpless,
President and Chief Executive Officer

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